(2) Major Portfolio Bonds/Non-equities (Top 30)
(As of the end of January, 2015)

		Name of		Interest	Maturity	USD	USD	Investment
Name of Issue		Country	Type	Rate (% )	Date (y-m-d)	Cost Basis	Market Value	Ratio (% )
United States Treasury Note/Bond	US		Government Treasury	1.750	9/30/2019	$671,455,958.21	$ 683,393,900.00	1.67%
United States Treasury Note/Bond	US		Government Treasury	2.875	5/15/2043	$477,183,462.83	$ 644,673,685.99	1.57%
United States Treasury Note/Bond	US		Government Treasury	1.375	9/30/2018	$616,592,765.63	$ 625,341,500.00	1.52%
United States Treasury Note/Bond	US		Government Treasury	1.000	9/15/2017	$605,337,053.52	$ 608,089,320.00	1.48%
United States Treasury Note/Bond	US		Government Treasury	0.625	12/31/2016	$464,194,821.10	$ 464,713,132.80	1.13%
Fannie Mae Pool	US		Government Agency	4.500	12/1/2044	$308,352,652.34	$ 308,357,000.00	0.75%
Fannie Mae Pool	US		Government Agency	4.500	8/1/2040	$178,001,800.95	$ 179,060,113.62	0.44%
Fannie Mae Pool	US		Government Agency	4.500	9/1/2040	$156,891,613.14	$ 157,824,414.75	0.38%
United States Treasury Note/Bond	US		Government Treasury	3.375	5/15/2044	$132,139,344.53	$ 156,830,940.00	0.38%
United States Treasury Note/Bond	US		Government Treasury	3.625	2/15/2044	$108,166,406.25	$ 136,237,500.00	0.33%
General Electric Capital Corp.	US		Finance Companies	5.875	1/14/2038	$95,979,371.15	$ 127,690,799.50	0.31%
Fannie Mae Pool	US		Government Agency	4.500	3/1/2041	$119,754,281.99	$ 120,662,630.04	0.29%
United States Treasury Note/Bond	US		Government Treasury	0.750	10/31/2017	$120,755,669.53	$ 120,130,800.00	0.29%
Ally Master Owner Trust Series 2014-5	US		Asset Backed	1.600	10/15/2019	$117,742,798.17	$ 118,536,246.40	0.29%
Morgan Stanley	US		Banking	2.125	4/25/2018	$104,325,876.00	$ 105,295,752.00	0.26%
Fannie Mae Pool	US		Government Agency	4.500	4/1/2041	$98,830,654.14	$ 99,496,964.79	0.24%
Verizon Communications Inc.	US		Communications	6.550	9/15/2043	$71,116,696.00	$ 96,500,208.00	0.24%
Ally Master Owner Trust Series 2012-5	US		Asset Backed	1.540	9/15/2019	$95,752,683.54	$ 96,188,022.80	0.23%
United States Treasury Note/Bond	US		Government Treasury	0.625	4/30/2018	$89,356,640.63	$ 89,352,900.00	0.22%
JPMorgan Chase & Co.	US		Banking	5.600	7/15/2041	$69,698,300.00	$ 89,332,600.00	0.22%
Unilever Capital Corp.	NL		Consumer Non-Cyclical	4.250	2/10/2021	$77,919,952.85	$ 88,524,184.40	0.22%
TriParty Repurchase Agreement (HSBC Bank USA)	US		Repurchase Agreement	0.060	2/2/2015	$87,400,000.00	$ 87,400,000.00	0.21%
Anheuser-Busch InBev Worldwide Inc.	US		Consumer Non-Cyclical	5.375	1/15/2020	$84,969,200.00	$ 86,922,750.00	0.21%
Duke University North Carolina Revenue	US		Government Related	5.850	4/1/2037	$62,165,000.00	$ 85,781,483.50	0.21%
NBCUniversal Enterprise Inc.	US		Communications	1.974	4/15/2019	$84,022,080.10	$ 85,185,608.90	0.21%
Fannie Mae Pool	US		Government Agency	4.500	1/1/2044	$82,878,545.12	$ 83,077,811.25	0.20%
Verizon Communications Inc.	US		Communications	3.500	11/1/2021	$80,948,042.40	$ 82,495,966.55	0.20%
Wal-Mart Stores Inc.	US		Consumer Cyclical	3.625	7/8/2020	$74,931,000.00	$ 82,188,750.00	0.20%
Goldman Sachs Group Inc.	US		Banking	5.250	7/27/2021	$71,309,305.90	$ 80,399,266.90	0.20%
Verizon Communications Inc.	US		Communications	6.400	9/15/2033	$62,097,840.00	$ 80,242,965.60	0.20%